Exhibit 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated July 10, 2015 (including amendments thereto) with respect to the Common Units of Foresight Energy LP.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 10, 2015	ACCIPITER LIFE SCIENCES, LP

	By:	Candens Capital, LLC General Partner

	By:	/s/ Gabe Hoffman
		Name:	Gabe Hoffman
		Title:	Managing Member

ACCIPITER LIFE SCIENCES FUND (OFFSHORE), LTD.

By:	Accipiter Capital Management, LLC Its investment manager

By:	/s/ Gabe Hoffman
	Name:	Gabe Hoffman
	Title:	Managing Member

ACCIPITER CAPITAL MANAGEMENT, LLC

By:	/s/ Gabe Hoffman
	Name:	Gabe Hoffman
	Title:	Managing Member

CANDENS CAPITAL, LLC

By:	/s/ Gabe Hoffman
	Name:	Gabe Hoffman
	Title:	Managing Member

/s/ Gabe Hoffman
GABE HOFFMAN